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                                                                    EXHIBIT 99.4

                               LETTER TO CLIENTS

                             CEDAR BRAKES I, L.L.C.

                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING
                      8 1/2% SENIOR SECURED BONDS DUE 2014
                                IN EXCHANGE FOR
                 8 1/2% SERIES B SENIOR SECURED BONDS DUE 2014
           THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

             THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK
              CITY TIME, ON [             ], 2000, UNLESS EXTENDED
                            (THE "EXPIRATION DATE").
                      TENDERS IN THE EXCHANGE OFFER MAY BE
               WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                       CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

     We are enclosing a prospectus, dated November 28, 2000, of Cedar Brakes I, L.L.C., a Delaware limited liability company, and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by Cedar Brakes to exchange its 8 1/2% Series B Senior Secured Bonds due 2014 (the "Series B bonds"), which have been registered under the Securities Act of 1933, as amended, for a like principal amount of Cedar Brakes' issued and outstanding 8 1/2% Senior Secured Bonds due 2014 (the "Series A bonds"), upon the terms and subject to the conditions set forth in the exchange offer.

     The exchange offer is not conditioned upon any minimum number of Series A bonds being tendered.

     We are the holder of record of Series A bonds held by us for your account. A tender of such Series A bonds can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Series A bonds held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Series A bonds held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.
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PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME
TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                 INSTRUCTIONS TO REGISTERED HOLDER AND/OR BOOK
                           ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the prospectus dated November 28, 2000 of Cedar Brakes I, L.L.C., a Delaware limited liability company, and the accompanying Letter of Transmittal, that together constitute the offer of Cedar Brakes (the "exchange offer") to exchange Cedar Brakes'
8 1/2% Series B Senior Secured Bonds due 2014 (the "Series B bonds"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of Cedar Brakes' issued and outstanding 8 1/2% Senior Secured Bonds due 2014 (the "Series A bonds"). Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the Series A bonds held by you for the account of the undersigned.

     The aggregate face amount of the Series A bonds held by you for the account of the undersigned is (fill in amount):

     $          of the 8 1/2% Senior Secured bonds due 2014.

     With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To tender the following Series A bonds held by you for the account of the undersigned (insert principal amount of Series A bonds to be tendered) (if any): $
         ---------------------

     [ ] not to tender any Series A bonds held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Series A bonds held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

     - the Series B bonds acquired in exchange for Series A bonds pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such Series B bonds, whether or not the undersigned;

     - the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of Series B bonds within the meaning of the Securities Act; and

     - neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act) of Cedar Brakes or a broker-dealer tendering Series A bonds acquired directly from Cedar Brakes.

     If the undersigned is a broker-dealer that will receive Series B bonds for its own account in exchange for Series A bonds, it acknowledges that it will deliver a prospectus in connection with any resale of such Series B bonds.

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                                   SIGN HERE

Name(s) of beneficial owner(s): ------------------------------------------------

Signature(s): ------------------------------------------------------------------

Name(s): -----------------------------------------------------------------------
                                     (please print)

Address(es): -------------------------------------------------------------------

Telephone Number(s):
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Taxpayer Identification or Social Security Number(s):
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Date:
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